Exhibit 99.1

GRANDPARENTS.COM, INC. ANNOUNCES TRADING SYMBOL CHANGE

NEW YORK, March 8, 2012 – Grandparents.com, Inc. (OTCBB: NWTH.OB), a Delaware corporation (the “Company”), announced today that it has obtained approval from the Financial Industry Regulatory Authority (FINRA) to change its trading symbol from “NWTH” to “GPCM.” The Company’s new trading symbol will become effective as of the opening of trading on Friday, March 9, 2012. The change in the Company’s trading symbol is being effectuated in connection with the change in the Company’s corporate name to Grandparents.com, Inc., which occurred on February 23, 2012.

About Grandparents.com

Grandparents.com is the premier social media website for the 21st century generation of active, involved grandparents. The website offers enriching activities, discussion groups, expert advice, ten monthly newsletters, and a Benefits Club with discounts on thousands of goods and services. In 2011, Grandparents.com added over 200 marketing partners to its Benefits Club and launched the Grandparents.com Bookstore, which is operated in association with Baker-Taylor, Inc., one of the world's largest distributors of print and digital books.

Forward-Looking Statements

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future operating results and financial condition. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, if any, speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Contact:

Matthew C. Schwartz

V.P. Administration

Grandparents.com, Inc.

Email: mschwartz@grandparents.com

Tel: 646-839-8809